Exhibit 99.1

MEDIA CONTACTS AMC Entertainment Inc. (816) 480-2548
FOR IMMEDIATE RELEASE	Justin Scott, JuScott@amctheatres.com

AMC ENTERTAINMENT INC. ANNOUNCES

$300 MILLION DEBT OFFERING

Kansas City, Missouri (May 26, 2009) — AMC Entertainment Inc. (“AMC” or the “Company”) announced today that it is proposing to issue $300 million aggregate principal amount of senior notes due 2019 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Company intends to use a portion of the net proceeds from this private offering to purchase the Company’s outstanding $250 million aggregate principal amount of 8 5/8% Senior Notes due 2012 (the “2012 Notes”) pursuant to a cash tender offer also announced by the Company today. The Company also intends to use a portion of the net proceeds from this private offering for other general corporate purposes, which may in the future include to retire any 2012 Notes not purchased in the cash tender offer or portions of other existing indebtedness of the Company and indebtedness of the parent companies of the Company through open market purchases or by other means.  Any retirement of parent indebtedness may involve the dividend of proceeds to the parent companies.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward Looking Statements

Certain statements in this press release, as well as reports and other information the Company files with the Securities and Exchange Commission, include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  The words “forecast,” “estimate,” “project,” “intend,” “expect,” “should,” “believe” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: national, regional and local economic conditions that may affect the markets in which the Company and the Company’s joint venture investees operate; the levels of expenditures on entertainment in general and movie theatres in particular; increased competition within movie exhibition or other competitive entertainment mediums; technological changes and innovations, including alternative methods for delivering movies to consumers; the popularity of major motion picture releases; shifts in population and other demographics; the Company’s ability to renew expiring contracts at favorable rates, or to replace them with new contracts that are comparably favorable to the Company; the Company’s need for, and ability to obtain, additional funding for acquisitions and operations; risks and uncertainties relating to the Company significant indebtedness; fluctuations in operating costs; capital expenditure requirements; changes in interest rates; and changes in accounting principles, policies or guidelines.  This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive.  In addition, new risks and uncertainties may arise from time to time.  Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty.  Except as required by law, the Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About AMC Entertainment Inc.

Headquartered in Kansas City, Mo., AMC Entertainment Inc. is a leading theatrical exhibition and entertainment company. With a history of industry leadership and innovation dating back to 1920, the company today serves hundreds of millions of guests annually through interests in 307 theatres with 4,612 screens in five countries. www.amctheatres.com

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